Exhibit 99.4

The RMR Group Inc.

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information

(dollars in thousands)

The RMR Group Inc., or RMR Inc., is a holding company and substantially all of its business is conducted by its majority owned subsidiary, The RMR Group LLC, or RMR LLC. RMR Inc. is a Maryland corporation and RMR LLC is a Maryland limited liability company. RMR Inc. serves as the sole managing member of RMR LLC and, in that capacity, operates and controls the business and affairs of RMR LLC. Unless otherwise indicated, the “Company”, “we”, “us” and “our” refer to RMR Inc. and its direct and indirect subsidiaries, including RMR LLC.

As disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, on July 31, 2023, RMR LLC entered into an equity purchase agreement, or the Purchase Agreement, with MPC Partnership Holdings LLC, a Georgia limited liability company, or MPC, the sellers set forth on the signature pages thereto, collectively, the Sellers, the seller owners set forth on the signature pages thereto, collectively, the Seller Owners, and, solely in his capacity as the Seller Representative, James A. Rubright. As disclosed in our Current Report on Form 8-K filed with the SEC on December 19, 2023, or the Acquisition Date, RMR LLC completed its acquisition of the issued and outstanding equity interests of MPC for $80,000 in cash, subject to customary adjustments for cash, debt, transaction expenses and working capital at closing, or the Acquisition. Pursuant to the Purchase Agreement, the Sellers are eligible to earn up to an additional $20,000 of contingent consideration subject to the deployment of capital remaining in an investment fund managed by MPC prior to the end of such fund’s investment period, or the Earnout. In addition, the Sellers retained certain excluded assets (including promotes and co-investment interests in respect of legacy investment funds managed by MPC) and assumed certain excluded liabilities (including liabilities related to such excluded assets), or the Excluded Assets and Liabilities, in accordance with the Purchase Agreement.

The unaudited pro forma condensed consolidated statements of income and the accompanying notes for the fiscal year ended September 30, 2023 and for the three months ended December 31, 2023 present the results of our operations as if RMR LLC's acquisition of MPC were completed on October 1, 2022. No balance sheet has been presented within the unaudited pro forma condensed consolidated financial information because the effects of the Acquisition on our financial position were reflected in our condensed consolidated balance sheets in our Quarterly Report on Form 10-Q for the three months ended December 31, 2023 filed on February 7, 2024 with the SEC, or our Quarterly Report.

The fiscal year of RMR Inc. ends on September 30 while the fiscal year of MPC ends on December 31. The unaudited pro forma condensed consolidated statements of income for the fiscal year ended September 30, 2023 combines the consolidated statement of income of RMR Inc. for the same period with the unaudited consolidated statement of operations of MPC for the three months ended December 31, 2022 and the consolidated statement of operations for the nine months ended September 30, 2023. The unaudited pro forma condensed consolidated statements of income for the three months ended December 31, 2023 combines the unaudited condensed consolidated statement of income of RMR Inc. for the same period with the unaudited condensed consolidated statement of operations of MPC for the period from October 1, 2023 to the Acquisition Date.

The unaudited pro forma condensed consolidated financial information have been derived from and should be read in conjunction with (i) our unaudited condensed consolidated financial statements for the three months ended December 31, 2023 and the notes thereto included in our Quarterly Report, (ii) our audited consolidated financial statements for the fiscal year ended September 30, 2023 and the notes thereto included in our Annual Report on Form 10-K filed on November 15, 2023 with the SEC, or our Annual Report, and (iii) the audited consolidated financial statements of MPC included in Exhibit 99.3 to this Current Report on Form 8-K.

The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition had been completed as of the dates set forth above. In the opinion of management, all adjustments necessary to reflect the effects of the Acquisition have been included and are based upon available information and assumptions that management believes are reasonable. Adjustments have been made to the unaudited pro forma condensed consolidated financial information to reflect factually supportable items that are directly attributable to these transactions and are expected to have a continuing impact on the consolidated financial results. While the unaudited pro forma condensed consolidated statements of operations do not reflect any synergies or dis-synergies we may realize as a result of the Acquisition, management's estimates of certain cost savings to be realized following the completion of the Acquisition are illustrated in Note 4 to the unaudited pro forma financial condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial information is not necessarily indicative of our financial position or our results of operations for any future period. Differences could result from numerous factors, including factors that are beyond our control. Consequently, actual future results are likely to be different from amounts presented in the unaudited pro forma condensed consolidated financial information and such differences could be significant.

The RMR Group Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Fiscal Year Ended September 30, 2023

(amounts in thousands, except per share data)

	Historical
	RMR Inc.	MPC	Transaction Accounting Adjustments		Pro Forma Consolidated
Revenues:
Management services	$185,702	$29,057	$—		$214,759
Termination and incentive fees	45,942	—	—		45,942
Advisory services	4,520	—	—		4,520
Total management and advisory services revenues	236,164	29,057	—		265,221
Reimbursable compensation and benefits	59,925	—	38,590	(A)	98,515
Reimbursable equity based compensation	9,826	—	—		9,826
Other reimbursable expenses	656,401	—	—		656,401
Total reimbursable costs	726,152	—	38,590		764,742
Total revenues	962,316	29,057	38,590		1,029,963
Expenses:
Compensation and benefits	136,355	25,970	33,972	(A)(B)	196,297
Equity based compensation	12,488	—	—		12,488
Separation costs	2,002	—	—		2,002
Total compensation and benefits expense	150,845	25,970	33,972		210,787
General and administrative	36,019	30,126	(2,018)	(B)(C)	64,127
Other reimbursable expenses	656,401	—	—		656,401
Transaction and acquisition related costs	4,221	—	—		4,221
Depreciation and amortization	1,102	652	2,712	(B)(C)	4,466
Total expenses	848,588	56,748	34,666		940,002
Operating income	113,728	(27,691)	3,924		89,961
Interest income	10,574	173	—		10,747
Realized investment and promote income	—	63,173	(63,173)	(B)	—
Gain (loss) on equity method investments	25,237	(97,392)	97,392	(B)	25,237
Impairment on assets held for sale	—	(1,074)	1,074	(B)	—
Income (loss) before income tax expense	149,539	(62,811)	39,217		125,945
Income tax expense	(21,768)	—	3,445	(D)	(18,323)
Net income	127,771	(62,811)	42,662		107,622
Net (income) loss attributable to noncontrolling interest in The RMR Group LLC	(70,624)	—	11,199	(E)	(59,425)
Net (income) loss attributable to noncontrolling interest in consolidated entities	—	8,600	(8,562)	(F)	38
Net income (loss) attributable to controlling interest	$57,147	$(54,211)	$45,299		$48,235

Weighted average common shares outstanding - basic	16,426				16,426
Weighted average common shares outstanding - diluted	16,426				16,426

Net income attributable to The RMR Group Inc. per common share - basic	$3.44			(G)	$2.90
Net income attributable to The RMR Group Inc. per common share - diluted	$3.44			(G)	$2.90

Substantially all revenues are earned from related parties. See accompanying notes.

The RMR Group Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Three Months Ended December 31, 2023

(amounts in thousands, except per share data)

	Historical
	RMR Inc.	MPC	Transaction Accounting Adjustments		Pro Forma Consolidated
Revenues:
Management services	$45,094	$5,155	$—		$50,249
Incentive fees	299	—	—		299
Advisory services	1,125	—	—		1,125
Total management and advisory services revenues	46,518	5,155	—		51,673
Reimbursable compensation and benefits	16,828	—	6,463	(A)	23,291
Reimbursable equity based compensation	2,327	—	—		2,327
Other reimbursable expenses	195,998	—	—		195,998
Total reimbursable costs	215,153	—	6,463		221,616
Total revenues	261,671	5,155	6,463		273,289
Expenses:
Compensation and benefits	34,772	5,248	6,410	(A)(B)	46,430
Equity based compensation	2,829	—	—		2,829
Separation costs	3,544	—	—		3,544
Total compensation and benefits expense	41,145	5,248	6,410		52,803
General and administrative	9,511	4,873	(416)	(B)(C)	13,968
Other reimbursable expenses	195,998	—	—		195,998
Transaction and acquisition related costs	3,987	5,328	—		9,315
Depreciation and amortization	423	151	572	(B)(C)	1,146
Total expenses	251,064	15,600	6,566		273,230
Operating income	10,607	(10,445)	(103)		59
Interest income	3,508	44	—		3,552
Realized investment loss (income)	—	(6)	6	(B)
Gain (loss) on equity method investments	4,049	(1,074)	1,074	(B)	4,049
Income (loss) before income tax expense	18,164	(11,481)	977		7,660
Income tax expense	(2,638)	—	1,522	(D)	(1,116)
Net income	15,526	(11,481)	2,499		6,544
Net (income) loss attributable to noncontrolling interest in The RMR Group LLC	(8,531)	—	4,985	(E)	(3,546)
Net loss attributable to noncontrolling interest in consolidated entities	2	2	7	(F)	11
Net income (loss) attributable to controlling interest	$6,997	$(11,479)	$7,491		$3,009

Weighted average common shares outstanding - basic	16,508				16,508
Weighted average common shares outstanding - diluted	31,512				31,512

Net income attributable to The RMR Group Inc. per common share - basic	$0.42			(G)	$0.18
Net income attributable to The RMR Group Inc. per common share - diluted	$0.41			(G)	$0.18

Substantially all revenues are earned from related parties. See accompanying notes.

The RMR Group Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(dollars in thousands, except per share data)

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated financial information is based on the historical financial statements and accounting records of RMR Inc. and MPC and reflects the impact of the Acquisition on our condensed consolidated statements of income as if the Acquisition occurred on October 1, 2022. No balance sheet has been presented within the unaudited pro forma condensed consolidated financial information because the effects of the Acquisition on our financial position were reflected in our condensed consolidated balance sheets in our Quarterly Report.

The fiscal year of RMR Inc. ends on September 30 while the fiscal year of MPC ends on December 31. The unaudited pro forma condensed consolidated statements of income for the fiscal year ended September 30, 2023 combines the consolidated statement of income of RMR Inc. for the same period with the unaudited consolidated statement of operations of MPC for the three months ended December 31, 2022 and the consolidated statement of operations for the nine months ended September 30, 2023. The unaudited pro forma condensed consolidated statements of income for the three months ended December 31, 2023 combines the unaudited condensed consolidated statement of income of RMR Inc. for the same period with the unaudited condensed consolidated statement of operations of MPC for the period from October 1, 2023 to the Acquisition Date.

The Acquisition was accounted for as a business combination under the Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 805, Business Combinations. The purchase price allocation is preliminary and is based on estimates of the fair values of the assets acquired and liabilities assumed as of the Acquisition Date, as further described in Note 2. Amounts allocated to assets acquired and liabilities assumed could change significantly from those used in the unaudited pro forma condensed consolidated financial information..

Note 2. Preliminary Purchase Price Allocation

The following table summarizes the estimated consideration transferred as of the Acquisition Date and excludes transaction costs:

Cash consideration paid by RMR LLC	$84,474
Earnout, at fair value	14,547
Total consideration	$99,021

The purchase price has been allocated to the assets acquired and liabilities assumed based on estimates of fair values as of the Acquisition Date. We expect to finalize the purchase price allocation as soon as practicable, but no later than one year from the Acquisition Date.

The RMR Group Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(dollars in thousands, except per share data)

The following table summarizes the fair value amounts recognized for the assets acquired and liabilities assumed and resulting goodwill as of the Acquisition Date:

Assets acquired:
Cash and cash equivalents	$5,703
Real estate	8,460
Due from related parties	6,788
Prepaid and other current assets	1,373
Intangible assets:
Property management and investment management agreements	13,694
Trade name	5,047
Investor relationships	1,874
Acquired leases	703
Total intangible assets	21,318
Total assets acquired	43,642
Liabilities assumed:
Mortgage note payable	4,726
Other liabilities	9,213
Total liabilities	13,939
Net identifiable assets acquired	29,703
Noncontrolling interests in consolidated entity	(444)
Goodwill	69,762
Total consideration	$99,021

Note 3. Transaction Accounting Adjustments

Certain reclassifications have been made to MPC’s historical financial statements to conform to RMR Inc.’s presentation. In the unaudited pro forma condensed consolidated financial information, MPC's total fee income has been recorded to management services revenue; general and administrative, pursuit costs, net of reimbursements, other operating expenses, self-funded medical insurance and rental property income, net of expenses has been recorded to general and administrative expenses.

(A) We determined we control the services provided by our employees to our clients pursuant to our property management agreements and therefore account for the cost of these services and the related reimbursement revenue on a gross basis. Because MPC has historically accounted for these costs and related reimbursements on a net basis, this adjustment reflects the additional compensation and benefits costs and related reimbursements during the period to conform MPC's accounting policy to ours.

(B) Revenues and expenses related to the Excluded Assets and Liabilities were removed, including:

•	compensation and benefits expenses related to profit sharing of promote income of $4,618 for the fiscal year ended September 30, 2023 and $53 for the three months ended December 31, 2023;

•	general and administrative expenses related to certain assets leased or owned by MPC and excluded from the Acquisition of $2,143 for the fiscal year ended September 30, 2023 and $443 for the three months ended December 31, 2023;

•	depreciation and amortization related to certain assets owned by MPC and excluded from the Acquisition of $652 for the fiscal year ended September 30, 2023 and $151 for the three months ended December 31, 2023;

•	realized investment and promote income (loss) and unrealized losses on legacy investment funds managed by MPC for the fiscal year ended September 30, 2023 and the three months ended December 31, 2023; and

•	impairment on excluded assets classified as held for sale during the fiscal year ended September 30, 2023.

The RMR Group Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(dollars in thousands, except per share data)

(C) The following table summarizes information related to certain assets acquired and liabilities assumed with fair value adjustments and the useful lives used to determine the related depreciation and amortization expense using the straight line method for each period presented in the pro forma condensed consolidated financial information:

Identified Asset	Fair Value	Useful Life (in years)	Adjustment Line Item
Building and improvements	$7,060	25.0	Depreciation and amortization
Property management and investment management contracts	$13,694	5.6	Depreciation and amortization
Investor relationships	$1,874	5.0	Depreciation and amortization
Acquired leases	$703	2.9	Depreciation and amortization
Trade name	$5,047	Indefinite	n/a
Discount on mortgage note payable	$703	5.7	General and administrative

(D) RMR Inc. is a corporation subject to U.S. federal and state income tax. RMR LLC and MPC are treated as partnerships for U.S. federal and most state and local income tax purposes and are generally not subject to U.S. federal and most state income taxes. Any taxable income or loss generated by RMR LLC and, following the Acquisition, by MPC is passed through to and included in the taxable income or loss of its members, including RMR Inc. and ABP Trust, based on each member's respective ownership percentage. As a result, the pro forma income tax expense is reflected at an effective tax rate of 14.6% for the fiscal year ended September 30, 2023 and 14.5% for the three months ended December 31, 2023.

(E) As of both September 30, 2023 and December 31, 2023, RMR Inc. owned 52.7% of the economic interest of RMR LLC, and a wholly owned subsidiary of ABP Trust, a Maryland statutory trust, owned 47.3% of the economic interest of RMR LLC, which is presented as noncontrolling interest in The RMR Group LLC in the pro forma condensed consolidated financial information. The adjustment represents the pro forma impact of the Acquisition on the noncontrolling interest in The RMR Group LLC.

(F) The noncontrolling interests in the Excluded Assets and Liabilities have been removed from the pro forma financial information. The remaining noncontrolling interest in consolidated entities represents the 10% noncontrolling interest in a real estate property we acquired, the results of which are not material to the pro forma condensed consolidated financial information and are included in general and administrative expenses.

(G) We calculate basic earnings per share, or EPS, using the two-class method. Unvested Class A common stock of RMR Inc., or our Class A Common Shares, awarded to our employees are deemed participating securities for purposes of calculating basic earnings per common share because they have dividend rights. Under the two-class method, we allocate earnings proportionately to vested Class A Common Shares and Class B-1 common stock of RMR Inc., or our Class B-1 Common Shares, outstanding and unvested Class A Common Shares outstanding for the period. Accordingly, earnings attributable to unvested Class A Common Shares are excluded from basic earnings per share under the two-class method. Our Class B-2 common stock of RMR Inc., or Class B-2 Common Shares, which are paired with ABP Trust’s Class A membership units of RMR LLC, or Class A Units, have no independent economic interest in RMR Inc. and thus are not included as common shares outstanding for purposes of calculating basic earnings per common share.

Diluted EPS is calculated using the treasury stock method for unvested Class A Common Shares and the if-converted method for Class B-2 Common Shares. The 15,000,000 Class A Units that we do not own may be redeemed for our Class A Common Shares on a one-for-one basis, or upon such redemption, we may elect to pay cash instead of issuing Class A Common Shares. Upon redemption of a Class A Unit, the Class B-2 Common Share “paired” with such unit is canceled for no additional consideration. In computing the dilutive effect, if any, the assumed redemption would have on earnings per share, we considered net income available to holders of our Class A Common Shares would increase due to elimination of the noncontrolling interest offset by any tax effect, which may be dilutive.

The RMR Group Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(dollars in thousands, except per share data)

The calculation of basic and diluted pro forma EPS for the fiscal year ended September 30, 2023 and for the three months ended December 31, 2023 is as follows (amounts in thousands, except per share amounts):

	Fiscal Year Ended September 30, 2023	Three Months Ended December 31, 2023
Numerators:
Net income attributable to The RMR Group Inc.	$48,235	$3,009
Less: income attributable to unvested participating securities	(550)	(81)
Net income attributable to The RMR Group Inc. used in calculating pro forma basic EPS	47,685	2,928
Effect of dilutive securities:
Add back: income attributable to unvested participating securities	—	81
Add back: net income attributable to noncontrolling interest in The RMR Group LLC	—	3,546
Add back: income tax expense	—	1,116
Less: income tax expense assuming redemption of noncontrolling interest’s Class A Units for Class A Common Shares	—	(2,110)
Net income used in calculating pro forma diluted EPS	$47,685	$5,561

Denominators:
Common shares outstanding	16,712	16,711
Less: unvested participating securities and incremental impact of weighted average	(286)	(203)
Weighted average common shares outstanding - basic	16,426	16,508
Effect of dilutive securities:
Add: assumed redemption of noncontrolling interest’s Class A Units for Class A Common Shares	—	15,000
Add: incremental unvested shares	—	4
Weighted average common shares outstanding - diluted	16,426	31,512

Net income attributable to The RMR Group Inc. per common share - basic	$2.90	$0.18
Net income attributable to The RMR Group Inc. per common share - diluted	$2.90	$0.18

Note 4. Management's Adjustments

Management expects that certain cost savings will be realized as compared to the historical adjusted combined costs of RMR Inc. and MPC operating independently. Management’s adjustments are based on actual historical costs incurred by MPC and result from the elimination of certain compensation and benefits, legal expenses and other professional fees related to former executives of MPC that are not expected to be incurred after completion of the Acquisition. Such cost savings are expected to be realized immediately after the completion of the Acquisition and are not indicative of all synergies or dis-synergies that may be realized.

Material limitations of these adjustments include, but are not limited to, not fully realizing the currently anticipated cost saving, taking longer than currently expected to realize anticipated cost savings or other adverse effects that are not currently foreseen. Further, there may be additional expenses incurred in achieving these cost savings above what has been estimated below. Future results may vary significantly from the unaudited condensed consolidated pro forma financial information presented because of various factors, including those discussed in the section captioned “Risk Factors” in our Annual Report.

The RMR Group Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(dollars in thousands, except per share data)

Had the Acquisition been completed as of October 1, 2022, and after giving effect to management's adjustments described above, management estimates that for the fiscal year ending September 30, 2023 and the three months ended December 31, 2023, additional costs savings would have been realized as follows:

	Pro Forma	Management Adjustments	As Adjusted
For the Fiscal Year Ended September 30, 2023
Compensation and benefits expense	$196,297	$(1,601)	$194,696
General and administrative expense	$64,127	$(18,144)	$45,983
Income before income tax expense	$125,945	$19,745	$145,690
Net income attributable to RMR Inc.	$48,235	$7,483	$55,718
Net income per common share - basic and diluted	$2.90	$0.45	$3.35

For the Three Months Ended December 31, 2023
Compensation and benefits expense	$46,430	$(243)	$46,187
General and administrative expense	$13,968	$(2,419)	$11,549
Income before income tax expense	$7,660	$2,662	$10,322
Net income attributable to RMR Inc.	$3,009	$1,012	$4,021
Net income per common share - basic and diluted	$0.18	$0.06	$0.24